As filed with the Securities and Exchange Commission on February 26, 2021
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ameriprise Financial, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	13-3180631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1099 Ameriprise Financial Center
Minneapolis, MN 55474
(612) 671-3131
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Karen Wilson Thissen, Esq.
Executive Vice President and General Counsel
Ameriprise Financial, Inc.
1099 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 671-3131
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Ameriprise Financial, Inc. is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Senior Debt Securities of Ameriprise Financial, Inc.
Subordinated Debt Securities of Ameriprise Financial, Inc.
Preferred Stock, par value $.01 per share, of Ameriprise Financial, Inc.
Depositary Shares of Ameriprise Financial, Inc.(3)
Common Stock, par value $.01 per share, of Ameriprise Financial, Inc.
Warrants of Ameriprise Financial, Inc.
Purchase Contracts of Ameriprise Financial, Inc.
Units of Ameriprise Financial, Inc.

(1)
Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. This registration statement also covers registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by subsidiaries of Ameriprise Financial, Inc. consisting of (i) an indeterminate amount of securities that are initially being registered, and will initially be offered and sold, under this registration statement and (ii) an indeterminate amount of securities initially offered and sold under prior registration statements. All market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, this registration statement are being made pursuant to the base prospectus contained in this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fees. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. Rule 457(r) provides that the table does not need to specify the information as to the amount to be registered, the proposed maximum aggregate offering price, or the amount of registration fees for any class of security listed, and that the registration fees shall be subsequently calculated based on the applicable fee payment rates in effect on the date of the payment of the fees. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by subsidiaries of Ameriprise Financial, Inc.

(3)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event Ameriprise Financial, Inc. elects to offer to the public fractional interests in shares of the preferred stock or other securities registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and shares of preferred stock or other securities will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

EXPLANATORY NOTE
The prospectus may also be used by subsidiaries of Ameriprise Financial, Inc. in market making transactions in the securities described in the table above after they are initially offered and sold and in other securities offered and sold under prior registration statements.

PROSPECTUS
Ameriprise Financial, Inc.
Debt Securities
Warrants
Purchase Contracts
Units
Preferred Stock
Common Stock
Depositary Shares
We may offer to sell debt securities, warrants, purchase contracts, preferred stock, common stock and depositary shares either individually or in units. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or depositary shares or other securities of Ameriprise Financial, Inc. or debt or equity securities of one or more other entities.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference.
Our common stock is listed on the NYSE and trades under the symbol “AMP.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in the securities involves risks. See the section entitled “Risk Factors” on page 3, our Securities and Exchange Commission filings that are incorporated by reference into this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and carefully consider that information before purchasing our securities.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
We may use this prospectus in the initial sale of these securities. In addition, one or more of our subsidiaries may use this prospectus in a market-making transaction involving any of these securities after their initial sale.

The date of this prospectus is February 26, 2021.

You should rely only on the information contained in this prospectus or any prospectus supplement, and in other offering material, if any, or information contained in documents which you are referred to by this prospectus or the applicable prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or the applicable prospectus supplement or other offering material is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

i

PROSPECTUS SUMMARY
About This Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (referred to in this prospectus as the “SEC”) utilizing a shelf registration process. This prospectus provides you with a general description of the securities we may offer.
References to “Ameriprise,” “us,” “we” or “our” in this prospectus mean Ameriprise Financial, Inc., and do not include the consolidated subsidiaries of Ameriprise Financial, Inc. unless the context indicates otherwise. When such terms are used in this prospectus under the heading “Ameriprise Financial, Inc.” we mean Ameriprise Financial, Inc. and its consolidated subsidiaries unless the context indicates otherwise. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.
Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In addition, we and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any applicable pricing supplement, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided.
To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

Ameriprise Financial, Inc.
We are a diversified financial services company with a more than 125-year history of providing solutions to help clients confidently achieve their financial objectives. Ameriprise is a holding company incorporated in Delaware that primarily engages in business through its subsidiaries.
We are a long-standing leader in financial planning and advice. We offer a broad range of products and services designed to achieve individual and institutional clients’ financial objectives. Our strategy is centered on helping our clients confidently achieve their goals by providing holistic advice and by managing and protecting their assets and income. We utilize two go-to-market approaches in carrying out this strategy: Wealth Management and Asset Management.
Our wealth management capabilities are centered on the long-term, personal relationships between our clients and our financial advisors (our “advisors”). Through our affiliated advisors, we offer financial planning, products and services designed to be used as solutions for our clients’ cash and liquidity, asset accumulation, income, protection, and estate and wealth transfer needs. The financial product solutions we offer through our advisors include both our own products and services and the products of other companies. Our advisor network of approximately 10,000 advisors is the primary channel through which we carry out our wealth management activities. We are in a compelling position to capitalize on significant demographic and market trends driving increased demand for financial services and solutions. In the U.S., the ongoing transition of baby boomers into retirement and the growing amount of investable assets held by our target market has grown. Over the years we have evolved our target market to move more upmarket as we respond to the needs of our clients. We currently view our primary target market segment as the mass affluent and affluent (which we define as households with investable assets of more than $100,000), and increasingly those with $500,000 to $5,000,000 in investable assets. We believe our differentiated financial planning model, broad range of products and solutions, and demonstrated financial strength throughout the economic and market uncertainty of recent years, will help us capitalize on these trends and best serve our clients.
Our asset management capabilities, represented by the Columbia Threadneedle Investments® brand, offer a broad spectrum of investment advice and products to individual, institutional and high net worth investors. These investment products are primarily offered through third parties, though we also provide our asset management products through our advisor network. Our underlying asset management philosophy is rooted in delivering consistently strong, competitive investment performance. The quality and breadth of our asset management capabilities are demonstrated by 108 of our mutual funds globally being rated as four- and five-star funds by Morningstar. Our asset management capabilities are well positioned to address mature markets in the U.S. and Europe as well as expanding into new global and emerging markets. In the past few years, we have expanded beyond our traditional strengths in the U.S. and United Kingdom to serve more clients and gather assets in Continental Europe, Asia, Australia and New Zealand, the Middle East, South America and Africa. In addition, we continue to pursue opportunities to leverage the collective capabilities of our global asset management business in order to enhance our current range of investment solutions and develop new solutions that are responsive to client demand in an increasingly complex and competitive marketplace.
Our principal executive offices are located at 1099 Ameriprise Financial Center, Minneapolis, Minnesota 55474, and our telephone number is (612) 671-3131.

The Securities We Are Offering
We may offer any of the following securities from time to time:
•
debt securities;

•
warrants;

•
purchase contracts;

•
units, comprised of two or more securities, in any combination;

•
preferred stock;

•
common stock; and

•
depositary shares.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.
Listing
If any securities are to be listed or quoted on a securities exchange or quotation system, your prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange and trades under the symbol “AMP.”
Manner of Offering
The securities will be offered when they are first issued and sold and thereafter may be offered in market-making transactions involving one or more of our subsidiaries.
When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.
RISK FACTORS
Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, as well as the applicable prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in the applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes. General corporate purposes may include, among other things, repayment of debt, investments in or extensions of credit to our subsidiaries, repurchases of common stock, dividends, capital expenditures and the financing of possible acquisitions or business expansions. The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term obligations until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
In this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
Debt Securities May Be Senior or Subordinated
We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.
The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the applicable subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.
When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.
The Senior Debt Indenture and Subordinated Debt Indenture
The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Ameriprise and U.S. Bank National Association, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.
Reference to the “indenture” or the “trustee” with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.
The trustee has two main roles:
1.    The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default.”
2.    The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.
The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by New York law. A copy of each indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.
General
We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, warrants, purchase contracts and preferred stock, common stock or depositary shares, as described below under “Description of Units We May Offer.”
This section summarizes the material terms of the debt securities that are common to all series, although the applicable prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.
We have summarized the material terms and provisions of the senior and the subordinated indenture in this section. Because this section is a summary, it does not describe every aspect of the debt securities. We have also filed each of these indentures as an exhibit to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. See the section entitled “Where You Can Find More Information.” The summary that follows includes references to section numbers of these indentures so that you can more easily locate these provisions.
We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 3.01) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.
In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the applicable prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•
the title of the series of debt securities;

•
whether it is a series of senior debt securities or a series of subordinated debt securities;

•
any limit on the aggregate principal amount of the series of debt securities;

•
the date or dates on which the series of debt securities will mature;

•
the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•
the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•
the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•
the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•
the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•
any mandatory or optional sinking funds or similar provisions or provisions for redemption of the debt securities at our option;

•
if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•
if other than denominations of $1,000 and any integral multiples in excess thereof, the denominations in which the series of debt securities will be issuable;

•
the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•
if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•
if a trustee other than U.S. Bank National Association is named for the debt securities, the name of such trustee;

•
any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•
the applicability of the provisions described under “— Defeasance” below;

•
any event of default under the series of debt securities if different from those described under “—Events of Default” below;

•
if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•
if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•
any other special feature of the series of debt securities.

Overview of Remainder of this Description
The remainder of this description summarizes:
•
Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•
Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•
Subordination Provisions in the subordinated debt indenture that may prohibit us from making payment on those securities;

•
Our right to release ourselves from all or some of our obligations under the debt securities and the applicable indenture by a process called Defeasance; and

•
Holders’ rights if we Default or experience other financial difficulties.

Additional Mechanics
Form, Exchange and Transfer
Unless we specify otherwise in the applicable prospectus supplement, the debt securities will be issued:
•
only in fully registered form;

•
without interest coupons; and

•
in denominations that are even multiples of $1,000. (Section 3.02)

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.05) This is called an exchange.
Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 3.05) The trustee’s agent may require an indemnity before replacing any debt securities.
Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 12.02)
If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05)
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.
The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.
Unless otherwise specified in the applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.
A participant’s ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant’s beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.
Except as set forth below and in the applicable indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary’s applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream Banking S.A. and/or any other relevant clearing system.
We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Section 3.09)
We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities registered in “street name,” and will be the responsibility of those participants.
We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 3.05)
If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.
Registered and Bearer Securities
Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 3.05) If permitted by applicable laws and regulations, the applicable prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the applicable prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise may be stated in the applicable prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 3.08) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.
We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. That office is currently located at 60 Livingston Avenue, St. Paul, Minnesota 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.
We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 12.02)
Notices
We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Section 1.06) With respect to who is a legal “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance.”
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 6.05)
Special Situations
Mergers and Similar Events
We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm. However, when we merge out of existence or sell or lease substantially all of our assets, we may not take any of these actions unless all the following conditions are met:
•
the other entity may not be organized under a foreign country’s laws; that is, it must be organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities;

•
after giving effect to the transaction, no event of default under the applicable indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

•
we must have delivered certain certificates and opinions to the trustee.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 10.01) It is possible that these types of transactions may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any of these transactions.
Modification and Waiver of the Debt Securities
We may modify or amend the applicable indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the applicable indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:
•
modify the terms of payment of principal, premium or interest;

•
reduce the stated percentage of holders of debt securities necessary to modify or amend the applicable indenture or waive our compliance with certain provisions of the applicable indenture and certain defaults thereunder; or

•
modify the subordination provisions of the subordinated debt indenture in a manner adverse to such holders.

Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or any supplement thereto, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.
Unless otherwise indicated in the applicable prospectus supplement, the subordinated indenture defines the term “senior indebtedness” with respect to each respective series of subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by, Ameriprise, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of ours to any of our subsidiaries, (B) any liability for federal, state, local or other taxes owed or owing by us or our subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any of our capital stock.
Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, if any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:
•
a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

•
any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash.
If there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions which would otherwise be made on subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.
After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full.

The subordinated indenture provides that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.
The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to such debt securities.
If the trustee under a subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
Defeasance
Each indenture permits us to be discharged from our obligations under such indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as “defeasance.” (Section 6.02)
Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:
•
we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

•
our obligations under the applicable indenture with respect to the debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.
Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.
Events Of Default
Each indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the applicable indenture.
Unless stated otherwise in the applicable prospectus supplement, an event of default with respect to any series of debt securities under an indenture will be:
•
default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

•
default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

•
default for 30 days in the payment of any installment of interest on any debt security of such series;

•
default for 90 days after written notice in the observance or performance of any other covenant in such indenture;

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property; and

•
any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Section 7.01).

The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 8.02)
If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. (Section 7.02)
Each indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under such indenture at the request of any such holders. (Section 8.03) Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 7.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Sections 7.07 and 7.08)
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults. However, each holder of a debt security affected by a default must consent to a waiver of:
•
a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series;

•
a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and

•
a default in respect of a covenant or provision of an indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 7.13)

We will furnish to the trustee annual statements as to the fulfillment of our obligations under each indenture. (Sections 9.04 and 12.05)
Our Relationship with the Trustee
U.S. Bank National Association is the current trustee under the indentures. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior or subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.
The trustee and its affiliates may provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. An affiliate of the trustee may act as underwriter with respect to one or more series of debt securities. The same institution is currently trustee under both our senior and subordinated indentures. Consequently, if an actual or potential event of default occurs with respect to any of our debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF WARRANTS WE MAY OFFER
We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued by us independently or together with any other securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. If we designate a warrant agent, such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:
•
the amount of warrants outstanding, if any;

•
the title of the warrants;

•
the total number of warrants;

•
the price or prices at which the warrants will be issued;

•
if applicable, the currency or currencies investors may use to pay for the warrants;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, to be delivered to warrantholders upon exercise of the warrants;

•
if applicable, the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities or other rights purchasable upon exercise of the warrants;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
whether the warrants will be issued in registered form or bearer form;

•
information with respect to book-entry procedures, if any;

•
if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•
if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•
if applicable, a discussion of material United States federal income tax considerations;

•
the identity of the warrant agent, if any;

•
the procedures and conditions relating to the exercise of the warrants; and

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act of 1939, as amended (referred to in this prospectus as the “Trust Indenture Act”). Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER
We may issue purchase contracts for the purchase or sale of:
•
shares of our common stock, preferred stock or depositary shares or our debt securities, or debt or equity securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•
currencies; or

•
commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of any purchase contracts that we may offer, including the following:
•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, currencies or commodities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid and whether holders thereof are required to secure their obligations in a specified manner;

•
whether we may satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies;

•
the methods by which the holders may purchase or sell such securities, currencies or commodities;

•
whether the purchase contracts require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and whether those payments may be unsecured or prefunded on some basis;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•
whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS WE MAY OFFER
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement will describe the terms of any units that we may offer, including the following:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units, any unit agreement governing the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
In this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of preferred stock being offered by this prospectus, whether they are the holders or only indirect owners of such preferred stock. Owners of beneficial interests in shares of preferred stock should read the section below entitled “Legal Ownership and Book-Entry Issuance.” Preferred stock may be issued in the form of depositary shares, as described in the section below entitled “Description of Depositary Shares We May Offer.”
General
We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities, warrants, purchase contracts, common stock and depositary shares in the form of units as described above under “Description of Units We May Offer.” This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described in this prospectus.
Because this section is a summary, it does not describe every aspect of the preferred stock. As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.
Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations forming part of our amended and restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Our authorized capital stock includes 25,000,000 shares of preferred stock, par value $.01 per share. The preferred stock will be governed by Delaware law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.
Preferred Stock Issued in Separate Series
The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without the need for shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:
•
dividend rights;

•
conversion or exchange rights;

•
voting rights;

•
redemption rights and terms;

•
liquidation preferences;

•
sinking fund provisions;

•
the serial designation of the series; and

•
the number of shares constituting the series.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares,” we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer fractional shares of such series. In connection with the offering of fractional shares, we may offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.
The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.
Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of Ameriprise.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.
Form of Preferred Stock
We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” All preferred stock will be issued in registered form.
Overview of Remainder of this Description
The remainder of this description summarizes:
•
Preferred Stockholders’ Rights relative to common stockholders, such as the right of preferred stockholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders; and

•
Our ability to issue Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares.

Preferred Stockholders’ Rights
Rank
Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors.
We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.
Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in your prospectus supplement.
Redemption
If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.
Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.
Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.
Conversion or Exchange Rights
Your prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of Ameriprise, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.
Voting Rights
The holders of preferred stock of each series will have no voting rights, except:
•
as stated in the applicable prospectus supplement and in the certificate of designations establishing the series; or

•
as required by applicable law.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares
We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we may issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

DESCRIPTION OF COMMON STOCK WE MAY OFFER
Our authorized capital stock includes 1,250,000,000 shares of common stock. As of February 12, 2021, there were 116,752,287 shares of common stock outstanding, and we had approximately 19,753,698 shares of common stock available for issuance under various incentive compensation plans.
General
All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:
•
dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends (subject to the limitations described below); and

•
in the event of dissolution of Ameriprise, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in our amended and restated certificate of incorporation.

As a holding company, our ability to pay dividends is affected by the ability of our subsidiaries to pay dividends to us. Applicable insurance laws restrict the payment of dividends that our insurance subsidiaries can pay to us.
We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.
Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval. Ameriprise common stock is traded on the New York Stock Exchange under the trading symbol “AMP.” The transfer agent for the common stock is Computershare Trust Company, N.A. Its address is P. O. Box 43078, Providence, Rhode Island 02940.
Section 203 of the Delaware General Corporation Law
Section 203 of the Delaware General Corporation Law applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
before the stockholder became an interested stockholder, our board of directors must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•
the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER
We may offer fractional interests in preferred stock or another security, rather than full shares of such preferred stock or other security, and may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock or of such other security. The remainder of this summary describes depositary shares of preferred stock. If we issue depositary shares of another security, the prospectus supplement will describe the terms of those depositary shares.
The prospectus supplement will indicate the fractional interest that each depositary share represents. The preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us that meets certain requirements, which we refer to as the “preferred stock depositary.” Each owner of a depositary share will be entitled to the rights and preferences of the preferred stock represented by that depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to persons purchasing the fractional preferred stock in accordance with the offering.
The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
Deposit Agreement
We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:
•
Ameriprise;

•
a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•
the holders from time to time of depositary receipts issued under that deposit agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.
Dividends and Other Distributions
The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock
If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Preferred Stock
When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.
Conversion of Preferred Stock
If the applicable prospectus supplement relating to the depositary shares provides that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.
However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock,” to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.
The deposit agreement will automatically terminate if:
•
all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•
a final distribution in respect of our preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Ameriprise.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipt evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay the fees, charges and expenses of our preferred stock depositary provided in the deposit agreement. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.
Reports to Holders
We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.
Limitation on Liability of the Preferred Stock Depositary
The preferred stock depositary will not be liable if we are prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, we describe special considerations that will apply to securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of securities. Then, we describe special provisions that apply to securities. The information in this section concerning DTC, Euroclear and Clearstream and their respective book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC, Euroclear or Clearstream (each as defined in this prospectus) or any of their participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
Who is the Legal Owner of a Registered Security?
Each debt security, warrant, purchase contract, unit, share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under each indenture, warrant agreement, purchase contract, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customary agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders
Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or the warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
whether and how you can instruct it to exercise any rights or purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•
how it would handle a request for the holders’ consent, if ever required;

•
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?
Unless otherwise noted in the applicable pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:
•
The Depository Trust Company, New York, New York, which is known as “DTC”;

•
Euroclear System, which is known as “Euroclear”;

•
Clearstream Banking, S.A., Luxembourg, which is known as “Clearstream”; and

•
any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC and the global security will be registered, at the request of DTC, in the name of Cede & Co.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. This kind of global security is called a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•
An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•
The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”
The special situations for termination of a global security are as follows:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•
if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•
in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to DTC
DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (referred to in this prospectus as the “Exchange Act”). DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.
Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
We understand that, under existing industry practices, if we request holders of securities to take any action, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.
Distribution payments on the securities will be made by the applicable trustee to DTC or its nominee. DTC’s usual practice is to credit direct participants’ account upon DTC’s receipt of funds and corresponding detail information, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the applicable trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the applicable trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.
Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations Relating to Transactions in Euroclear and Clearstream
If the securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM
If we issue securities in bearer, rather than registered, form, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form and will address the special U.S. federal income tax consequences of the ownership and disposition of such debt securities (including any requirements and restrictions imposed by United States federal tax laws), and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture (or supplemental indenture) that relate specifically to bearer debt securities.

ERISA CONSIDERATIONS
Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in our securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.
Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to other legal restrictions (“similar laws”).
We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before our securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:
•
PTCE 96-23, for specified transactions determined by in-house asset managers;

•
PTCE 95-60, for specified transactions involving insurance company general accounts;

•
PTCE 91-38, for specified transactions involving bank collective investment funds;

•
PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•
PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA). The foregoing list of exemptions is not exhaustive. Other statutory or administrative class exemptions may be applicable. In addition, a purchaser or holder may obtain an individual administrative exemption.
Any purchaser or holder of the securities will be deemed to have represented by its purchase and holding that either:
•
no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or plan subject to similar law; or

•
the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.
Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the prohibited transaction rules of ERISA, the Code or similar law and we are not advising any potential purchaser or holder of our securities to avail themselves of any exemption described in this prospectus or any other exemption that may be available under ERISA, the Code or any similar law.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
Initial Offering and Sale of Securities
We may sell securities:
•
to or through underwriting syndicates represented by managing underwriters;

•
through one or more underwriters without a syndicate for them to offer and sell to the public;

•
through dealers or agents; and

•
to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.
The prospectus supplement for each offering of securities will describe:
•
the terms of the offering of such securities, including the name or names of the agents or underwriters;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers;

•
any material relationship between us and the underwriters, if any; and

•
other specific terms of the particular offering or sale.

Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.
Underwriters, agents and dealers may be entitled, under agreements with us and/or our subsidiaries, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (referred to in this prospectus as the “Securities Act”), and/or to contribution by us and/or our subsidiaries with respect to payments that the agents, dealers or underwriters may be required to make with respect to such liabilities.
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters to whom securities are sold by us for public offering and sale are obligated to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
To the extent required, offerings of securities will be conducted in compliance with Rule 5110 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Any subsidiary of ours that participates in a particular offering of securities will comply with the applicable requirements of Rule 5121 of the conduct rules of FINRA.
Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.
Market-Making Resales by Subsidiaries
This prospectus, together with any applicable prospectus supplement, may also be used by our subsidiaries in connection with offers and sales of the securities in market-making transactions. In market-making transactions, our subsidiaries may resell securities they acquire from other holders, after the original offering and sale of the securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our subsidiaries may act as principal or agent. Our subsidiaries may receive compensation in the form of discounts and commissions from both the purchaser and seller. None of our subsidiaries has any obligation to make a market in any of the offered securities and may discontinue market-making activities at any time without notice.
The initial offering price specified on the cover of the applicable prospectus supplement will relate to an initial offering of securities and will not relate to any securities to be sold in market-making transactions. While this prospectus may be used in any market-making transaction in any of these securities after their initial sale, information about the trade and settlement dates, as well as the purchase price, will be provided to the purchaser in a separate confirmation of sale. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.
Matters Relating to Initial Offering and Market-Making Resales
Each offering of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES
The validity of the securities offered hereby have been passed upon for us by Wendy Mahling, who is our Senior Vice President — Corporate Secretary & Securities and Corporate Law. Ms. Mahling owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.ameriprise.com.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:
(a)   Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 24, 2021.
(b)   The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement for our 2020 Annual Meeting of Shareholders, filed March 20, 2020.
(c)   The description of our common stock, par value $.01 per share, included as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, and all amendments and reports filed for the purpose of updating such description.
(d)   All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the later of (i) the time that we sell all the securities offered by this prospectus and (ii) the date that any subsidiaries cease offering securities in market-making transactions pursuant to this prospectus (other than any documents or any portions of any documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K, or that is otherwise furnished under applicable SEC rules, or any exhibits to the extent furnished in connection with such items.
You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:
Ameriprise Financial, Inc.
243 Ameriprise Financial Center
Minneapolis, MN 55474
(612) 671-4085
Attention: Investor Relations

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.
Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements” in our 2020 Annual Report, which is incorporated into this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of this annual report.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

AMERIPRISE FINANCIAL, INC.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is a statement of the expenses (all of which are estimated pursuant to Item 511 of Regulation S-K and subject to future contingencies, other than the SEC registration fee) to be incurred by the registrant in connection with the distribution of the securities registered under this registration statement:
Amount to be paid
SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Printing fees	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)
Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

(2)
The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered, among other things, and cannot be estimated at this time. An estimate of the aggregate amount of these expenses for any offering will be reflected in the applicable prospectus supplement for such offering.

Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
Article VI of the Amended and Restated By-Laws of Ameriprise Financial, Inc. (referred to in this section as the “Corporation”) provides as follows:
“Section 6.01.   Nature Of Indemnity.   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer, of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors. The termination of any Proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 6.02.   Successful Defense.   To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 6.03.   Determination That Indemnification Is Proper.   Any indemnification of a present or former Director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 6.04.   Advancement Of Expenses.   Expenses (including attorneys’ fees) incurred by a current Director or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI or otherwise. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such Director, officer, employee or agent in any Proceeding, whether or not the Corporation is a party to such Proceeding.
Section 6.05.   Procedure For Indemnification Of Or Advancement Of Expenses To Directors And Officers.   Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02, or advancement of expenses to a Director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within thirty (30) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If a claim for indemnification under this Article VI (following final disposition of such Proceeding) or advancement of expenses is not paid in full within thirty (30) days after the Corporation has received a claim therefor by a Director or officer in accordance with this Article VI, such Director or officer shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for the advancement of expenses under Section 6.04 of these By- Laws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 6.06.   Survival; Preservation Of Other Rights.   The foregoing indemnification and advancement provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such Director, officer, employee or agent. The indemnification and advancement provided by this Article VI shall not be deemed exclusive of any other rights to which those persons may be entitled or hereafter become entitled to under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.07.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.
Section 6.08.   Severability.   If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6.09.   Other Sources.   The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving or has agreed to serve at its request as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person has collected or actually collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.”
In addition, Ameriprise Financial, Inc. has purchased insurance policies that provide coverage for its directors and officers in certain situations where the registrant cannot directly indemnify such directors or officers.
For the undertaking with respect to indemnification, see Item 17 below.
Item 16. Exhibits
See Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Ameriprise Financial, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit	Description
1(a)	— Form of Underwriting Agreement for senior and subordinated debt securities.*
1(b)	— Form of Underwriting Agreement for preferred stock and depositary shares.*
1(c)	— Form of Underwriting Agreement for common stock.*
1(d)	— Form of Underwriting Agreement for convertible debt securities.*
1(e)	— Form of Underwriting Agreement for warrants.*
1(f)	— Form of Underwriting Agreement for stock purchase contracts.*
1(g)	— Form of Underwriting Agreement for units.*
4(a)
—
Amended and Restated Certificate of Incorporation of Ameriprise Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, File No. 1-32525, filed on May 1, 2014).

4(b)
—
Amended and Restated By-Laws of Ameriprise Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2020, File No. 1-32525, filed on February 24, 2021).

4(c)
—
Indenture dated as of May 5, 2006, between Ameriprise Financial, Inc. and U.S. Bank National Association, trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-3, File No. 333-133860, filed on May 5, 2006).

4(d)
—
Senior Subordinated Debt Indenture, dated as of May 5, 2006, between Ameriprise Financial, Inc. and U.S. Bank National Association, trustee (incorporated by reference to Exhibit 4(b) to the Registration Statement on Form S-3, File No. 333-133860, filed on May 5, 2006).

4(e)	— Form of Deposit Agreement, including the form of the Depositary Receipt.*
4(f)	— Form of Warrant Agreement, including the form of the Warrant Certificate.*
4(g)	— Form of Stock Purchase Contract Agreement, including the form of the Security Certificate.*
4(h)	— Form of Unit Agreement, including the form of the Unit Certificate.*
4(i)	— Form of Pledge Agreement.*
4(j)	— Specimen Certificate of Preferred Stock and Form of Certificate of Designations for Preferred Stock.*
4(k)	— Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Form 10 Registration Statement, File No. 1-32525, filed on August 19, 2005).
5	— Opinion of Wendy Mahling, Esq.
23(a)	— Consent of Independent Registered Public Accounting Firm.
23(b)	— Consent of Wendy Mahling, Esq. (included in Exhibit 5).
24	— Powers of Attorney.
25	— Statement of Eligibility of Trustee on Form T-1.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 26th day of February, 2021.
AMERIPRISE FINANCIAL, INC.
By: /s/ Karen Wilson Thissen Karen Wilson Thissen Executive Vice President and General Counsel
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of the 26th day of February, 2021.
SIGNATURE	TITLE
/s/ James M. Cracchiolo JAMES M. CRACCHIOLO	Chairman and Chief Executive Officer (Principal Executive Officer and Director)
/s/ Walter S. Berman WALTER S. BERMAN	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ John R. Hutt JOHN R. HUTT	Senior Vice President and Controller (Principal Accounting Officer)
DIANNE NEAL BLIXT	)
AMY DIGESO	)
LON R. GREENBERG	)
JEFFREY NODDLE	) Directors*
ROBERT F. SHARPE, JR.	)
BRIAN T. SHEA	)
W. EDWARD WALTER	)
CHRISTOPHER J. WILLIAMS	)

*
Karen Wilson Thissen, by signing her name hereto on the 26th day of February, 2021 does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being the majority of the Directors of the registrant.

/s/ Karen Wilson Thissen Karen Wilson Thissen Attorney-in-Fact